As filed with the Securities and Exchange Commission on November 7, 2023
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LUCID GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	85-0891392 (I.R.S. Employer Identification Number)
7373 Gateway Blvd
Newark, CA 94560
Telephone: (510) 648-3553
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Peter Rawlinson
Chief Executive Officer
7373 Gateway Blvd.
Newark, CA 94560
Telephone: (510) 648-3553
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Benjamin Uy Deputy General Counsel Lucid Group, Inc. 7373 Gateway Blvd. Newark, CA 94560 (510) 648-3553	Emily Roberts Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION DATED NOVEMBER 7, 2023
Preliminary Prospectus
265,693,703 Shares
Common Stock
This prospectus relates solely to the resale from time to time by the Selling Stockholder named in this prospectus (the “Selling Stockholder”), or their permitted transferees, of 265,693,703 shares of common stock issued to Ayar Third Investment Company (“Ayar”) on June 22, 2023 pursuant to the Subscription Agreement, dated as of May 31, 2023 between the Company and Ayar (the “Subscription Agreement”).
Our registration of the shares of common stock covered by this prospectus does not mean that the Selling Stockholder will offer or sell, as applicable, any of the shares of common stock. The Selling Stockholder may offer and sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. The shares of common stock may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the shares of common stock, we will name them in a prospectus supplement. We provide more information about how the Selling Stockholder may sell the shares of common stock in the section entitled “Plan of Distribution.”
The Public Investment Fund, the sovereign wealth fund of Saudi Arabia (“PIF”), both directly and indirectly through Ayar, owned approximately 60.0% of our outstanding common stock as of September 30, 2023. As a result, we are a “controlled company” within the meaning of Nasdaq rules and, as a result, qualify for exemptions from certain corporate governance requirements. Ayar also currently has the ability to nominate five of the nine directors to our Board (as defined below).
We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholder pursuant to this prospectus. However, we will pay certain expenses associated with the sale of shares of common stock pursuant to this prospectus, as described in the section titled “Plan of Distribution.”
Our common stock is listed on The Nasdaq Stock Market LLC under the symbol “LCID.” On November 6, 2023, the closing price of our common stock was $4.32 per share.
Investing in these shares of common stock involves certain risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of this prospectus, and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which is incorporated herein by reference, as amended or supplemented from time to time by any risk factors we include in subsequent Annual or Quarterly Reports on Form 10-K or 10-Q, respectively, and incorporated herein by reference.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2023

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Stockholder may, from time to time, offer and sell, as applicable, the shares of common stock described in this prospectus in one or more offerings. Each time the Selling Stockholder named in this prospectus (or in any supplement to this prospectus) sells shares of our common stock under the registration statement of which this prospectus is a part, such Selling Stockholder must provide a copy of this prospectus and any applicable prospectus supplement to a potential purchaser, as required by law.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.
Neither we nor the Selling Stockholder have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, or any accompanying prospectus supplement we have prepared. We and the Selling Stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell shares of common stock, and it is not soliciting an offer to buy shares of common stock, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

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FAQ: About This Form S-3
What is a Form S-3 registration statement?
Form S-3 is a simplified and abbreviated form for registering securities with the SEC.
Why is Lucid filing a new Form S-3?
In June 2023, Ayar purchased 265,693,703 shares of our common stock from us in a private placement for aggregate gross proceeds to Lucid of $1.8 billion. As part of the private placement, we agreed to register such shares within six months of the closing of the private placement.
Lucid is not offering or selling any new securities under this registration statement. This registration statement is being filed to register the 265,693,703 shares of common stock purchased by Ayar, as described above.
Is Lucid offering and selling any new securities?
Lucid is not offering or selling any new securities under this registration statement.

WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.
We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):
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our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, June 30, 2023, and September 30, 2023, filed with the SEC on May 8, 2023, August 7, 2023, and November 7, 2023, respectively;

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information specifically incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 13, 2023;

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our Current Reports on Form 8-K filed with the SEC on January 27, 2023, February 1, 2023, February 6, 2023, February 22, 2023, March 3, 2023, March 28, 2023, April 25, 2023, May 2, 2023, May 31, 2023, June 5, 2023, June 26, 2023, August 7, 2023, September 14, 2023, and November 7, 2023, in each case other than any portions thereof deemed furnished and not filed.

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the description of our securities contained in our Registration Statement on Form 8-A (File No. 001-39408), filed with the SEC on July 23, 2021, including any amendments or reports filed for the purpose of updating such description.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
The SEC maintains a website at www.sec.gov, from which you can inspect these documents and other information we have filed electronically with the SEC. You may also request copies of these documents, at no cost to you, by contacting us at Investor Relations at 7373 Gateway Boulevard, Newark, CA 94560, by email: investor@lucidmotors.com, or by telephone: (510) 648-3553. Through our website, we make available, free of charge, our following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special shareholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents.
Exhibits to these documents will not be sent, however, unless those exhibits have been specifically incorporated by reference into this prospectus. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

FREQUENTLY USED TERMS
Unless otherwise stated in this prospectus or the context otherwise requires, references to:
“Ayar” are to Ayar Third Investment Company, an affiliate of PIF;
“Board” or “Board of Directors” are to the board of directors of Lucid Group Inc., a Delaware corporation;
“Churchill” or “CCIV” are to Churchill Capital Corp IV, a Delaware corporation and our predecessor company prior to the consummation of the Transactions, which changed its name to Lucid Group, Inc. following the consummation of the Transactions, and its consolidated subsidiaries;
“current bylaws” are to the Company’s Second Amended and Restated Bylaws in effect as of the date of this prospectus;
“current certificate of incorporation” are to the Company’s Third Amended and Restated Certificate of Incorporation in effect as of the date of this prospectus;
“DGCL” are to the Delaware General Corporation Law, as amended;
“EV” are to electric vehicle;
“Exchange Act” are to the Securities Exchange Act of 1934, as amended;
“Investor Rights Agreement” are to the Investor Rights Agreement, dated as of February 22, 2021 and as may be amended from time to time, by and among the Company, the Sponsor, Ayar and certain other parties thereto;
“Lucid Group” are to Lucid Group, Inc., a Delaware corporation, and its consolidated subsidiaries; “Lucid Options” are to all issued and outstanding options of the Company to purchase shares of common stock immediately following the closing of the Merger;
“Merger” are to the merger of Merger Sub and Legacy Lucid, with Legacy Lucid surviving such merger as a wholly owned subsidiary of Churchill;
“Merger Agreement” are to that certain Agreement and Plan of Merger, dated as of February 22, 2021, by and among Churchill, Legacy Lucid and Air Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Churchill, as the same has been or may be amended, modified, supplemented or waived from time to time;
“Nasdaq” are to The Nasdaq Stock Market LLC;
“PIF” are to the Public Investment Fund, the sovereign wealth fund of Saudi Arabia;
“SEC” are to the United States Securities and Exchange Commission; “Securities Act” are to the Securities Act of 1933, as amended;
“Selling Stockholder” is to the Selling Stockholder named herein;
“Sponsor” are to Churchill Sponsor IV LLC, a Delaware limited liability company and an affiliate of M. Klein and Company, LLC in which certain of Churchill’s directors and officers hold membership interests;
“Subscription Agreement” are to the Subscription Agreement, dated May 31, 2023, between the Company and Ayar, pursuant to which Ayar agreed to purchase from the Company shares of the Company’s common stock in a private placement, and pursuant to which in June 2023, the Company issued 265,693,703 shares to Ayar;
“Transactions” are to the Merger, together with the other transactions contemplated by the Merger Agreement and the related agreements;

Unless the context otherwise requires, all references in this section to “Lucid,” the “Company,” “we,” “us,” “our,” and other similar terms refer to Legacy Lucid and its subsidiaries prior to the consummation of the Transaction, and Lucid Group, Inc., a Delaware corporation, and its subsidiaries after the consummation of the Transactions.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), and Section 21E of the Securities and Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “shall,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. They appear in a number of places throughout this prospectus and the documents incorporated by reference into this prospectus and include, but are not limited to, statements regarding our intentions, beliefs or current expectations concerning, among other things, results of operations, financial condition, liquidity, capital expenditures, prospects, growth, production volumes, strategies and the markets in which we operate, including expectations of financial and operational metrics, projections of market opportunity, market share and product sales, expectations and timing related to commercial product launches, future strategies and products, including with respect to energy storage systems and automotive partnerships, technology, manufacturing capabilities and facilities, studio openings, sales channels and strategies, future vehicle programs, expansion and the potential success of our direct-to-consumer strategy, our financial and operating outlook, future market launches and international expansion, including our planned manufacturing facility in Saudi Arabia and related timing and value to us, and our needs for additional financing. Such forward-looking statements are based on available current market material and our current expectations, beliefs and forecasts concerning future developments. Factors that may impact such forward-looking statements include:
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changes in domestic and foreign business, market, financial, political and legal conditions, including government closures of banks and liquidity concerns at other financial institutions, a potential global economic recession or other downturn and global conflicts or other geopolitical events;

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risks related to changes in overall demand for our products and services and cancellation of reservations and orders for our vehicles;

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risks related to prices and availability of commodities, our supply chain, logistics, inventory management and quality control, and our ability to complete the tooling of our manufacturing facilities over time and scale production of the Lucid Air and other vehicles;

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risks related to the uncertainty of our projected financial information;

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risks related to the timing of expected business milestones and commercial product launches;

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risks related to the expansion of our manufacturing facility, the construction of new manufacturing facilities and the increase of our production capacity;

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our ability to manage expenses and control costs;

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risks related to future market adoption of our offerings;

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the effects of competition and the pace and depth of electric vehicle adoption generally on our business;

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changes in regulatory requirements, governmental incentives and fuel and energy prices;

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our ability to rapidly innovate;

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our ability to enter into or maintain partnerships with original equipment manufacturers, vendors and technology providers, including our ability to realize the anticipated benefits of our transaction with Aston Martin;

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our ability to effectively manage our growth and recruit and retain key employees, including our chief executive officer and executive team;

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risks related to potential vehicle recalls;

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our ability to establish and expand our brand, and capture additional market share, and the risks associated with negative press or reputational harm;

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our ability to effectively utilize zero emission vehicle credits and obtain and utilize certain tax and other incentives;

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our ability to issue equity or equity-linked securities in the future;

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our ability to pay interest and principal on our indebtedness;

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future changes to vehicle specifications which may impact performance, pricing, and other expectations;

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the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries;

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the impact of the global COVID-19 pandemic on our supply chain, projected results of operations, financial performance or other financial metrics, or on any of the foregoing risks; and

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other factors disclosed in this prospectus or our other filings with the SEC, including any accompanying prospectus supplement.

The forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus or any prospectus supplement are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that Lucid currently does not know or that Lucid currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update the forward-looking statements at some point in the future, we do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this prospectus.

SUMMARY
This summary highlights selected information and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information.”
Mission
Lucid’s mission is to inspire the adoption of sustainable energy by creating advanced technologies and the most captivating luxury electric vehicles, centered around the human experience.
About Lucid
Lucid is a technology and automotive company that is setting new standards with its advanced luxury electric vehicles, beginning with the Lucid Air. Lucid (i) designs, engineers and builds electric vehicles, EV powertrains and battery systems in-house using our own equipment and factories, (ii) offers a refined customer experience at our own geographically distributed retail and service locations and through direct-to-consumer online and retail sales, and (iii) boasts a strong product roadmap of future vehicle programs and technologies. Our focus on in-house technology innovation, vertical integration, and a “clean sheet” approach to engineering and design have led to the development of the award-winning Lucid Air.
The Lucid Air is a luxury electric sedan that redefines both the luxury car segment and the electric vehicle space, with game-changing EPA-estimated range of up to 516 miles on a single charge (depending on vehicle configuration). This range is enabled by an efficient, powerful powertrain that Lucid developed and builds in-house through vertically integrated manufacturing capacity. EPA estimated ranges are provided for vehicles equipped with 19-inch wheels, and actual range will vary dependent on many factors including battery age, driving habits, charging habits, temperatures, accessory use, and other factors. The miniaturization of drivetrain components also enables the Lucid Air’s Space Concept vehicle design and layout, delivering a spacious interior and ample cargo space despite a smaller exterior footprint. The highly aerodynamic design of the Lucid Air provides longer range, driving faster miles-per-minute charging and the ability to provide equivalent range with a smaller, lower-cost battery pack.
The Lucid Air is manufactured at our greenfield electric vehicle manufacturing facility in Casa Grande, Arizona, Advanced Manufacturing Plant-1 (“AMP-1”). Our manufacturing footprint in Casa Grande also includes the Lucid Powertrain Manufacturing Plant-1 (“LPM-1”), located a short distance from AMP-1. By building AMP-1 from a clean slate, we expect to achieve greater operational efficiencies and more consistent production quality than would be possible through outsourced manufacturing or adaptation of an existing facility. An emphasis on vertical integration of manufacturing capabilities provides us the opportunity to improve product margins relative to an outsourced manufacturing arrangement. We expect to diversify our vehicle portfolio and increase production capacity through localization of manufacturing in other geographies. In 2022, we broke ground on Lucid’s new advanced electric vehicle manufacturing facility in Saudi Arabia (“AMP-2”) and completed the semi knocked-down (“SKD”) portion of AMP-2 in September 2023. We anticipate AMP-2 will have a manufacturing capacity of 155,000 units per year upon completion.
We began delivering the Lucid Air to customers in October 2021, and have now grown the Lucid Air model line to multiple trim and powertrain variants spanning a range of price points. The Lucid Air Sapphire, our highest performance Air, was announced in August 2022 and we began delivering to customers in October 2023. We expect to launch additional vehicles over the coming decade. We have already commenced design and engineering work for the Lucid Gravity, a luxury sports utility vehicle (“SUV”) that is expected to leverage and advance the technological innovations from the Lucid Air. After the Lucid Air and the Lucid Gravity SUV, we plan to leverage and expand our technological and manufacturing advancements to develop and manufacture vehicles in progressively higher-volume segments.
Corporate Information
Lucid Group, Inc. is a Delaware corporation. Our principal executive offices are located at 7373 Gateway Blvd. Newark, CA 94560 and our telephone number at that address is (510) 648-3553. Our website is located at https://www.lucidmotors.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus, and you should not consider it part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.
Controlled Company Exemption
As of September 30, 2023, PIF, both directly and indirectly through Ayar, owned approximately 60.0% of our outstanding shares of common stock. As a result, we are a “controlled company” within the meaning of Nasdaq rules and, as a result, qualify for exemptions from certain corporate governance requirements. Our stockholders do not have the same protections afforded to stockholders of companies that are subject to such requirements. Ayar also currently has the ability to nominate five of the nine directors to our Board.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, in addition to the risks and uncertainties discussed above under “Special Note Regarding Forward-Looking Statements,” together with the risk factors described in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC and any subsequent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file with the SEC after the date of this prospectus, as well as the other information contained or incorporated by reference in this prospectus, and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The occurrence of one or more of the events or circumstances described in such risk factors, alone or in combination with other events or circumstances, may have an adverse effect on our business, cash flows, financial condition and results of operations. We may face additional risks and uncertainties that are not presently known to us that we currently deem immaterial, which may also impair our business or financial condition.

USE OF PROCEEDS
All of the shares of common stock offered by the Selling Stockholder pursuant to this prospectus will be sold by the Selling Stockholder for their respective accounts. We will not receive any of the proceeds from these sales.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the rights and preferences of and is qualified in its entirety by, our current certificate of incorporation and current by-laws. The full texts of our current certificate of incorporation and our current bylaws are filed as exhibits the registration statement of which this prospectus is a part. For a complete description of the rights and preferences of our securities, we urge you to read our current certificate of incorporation, our current bylaws and the applicable provisions of Delaware law.
Authorized and Outstanding Stock
Our current certificate of incorporation authorizes the issuance of shares of our capital stock, each with a par value of $0.0001, consisting of (a) 15,000,000,000 shares of common stock and (b) 10,000,000 shares of preferred stock. The outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.
As of September 30, 2023, there were (i) 2,289,276,510 shares of our common stock outstanding and (ii) no shares of preferred stock outstanding.
Our current certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under our current certificate of incorporation, the holders of common stock will possess all voting power for the election of directors and all other matters requiring stockholder action and will be entitled to one vote per share on matters to be voted on by stockholders. The holders of our common stock will at all times vote together as one class on all matters submitted to a vote of the common stock under our current certificate of incorporation.
Dividends
Subject to limitations contained in the DGCL and our current certificate of incorporation, under our current bylaws, the Board may declare and pay dividends upon the shares of our common stock, which dividends may be paid either in cash, in property or in shares of our common stock.
We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, the terms of any outstanding indebtedness and general financial condition. The payment of any cash dividends will be within the discretion of the Board at such time. In addition, the Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.
Liquidation, Dissolution and Winding Up
In the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of our common stock will be entitled to receive all the remaining assets of the Company available for distribution to stockholders, ratably in proportion to the number of shares of common stock held by them, after the rights of creditors of the Company and the holders of any outstanding shares of preferred stock have been satisfied.

Preemptive or Other Rights
The holders of our common stock do not have preemptive or other subscription rights and there is no sinking fund or redemption provisions applicable to our common stock.
Annual Stockholder Meetings
Our current certificate of incorporation and our current bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the Board. To the extent permitted under applicable law, we may conduct meetings by remote communications.
Effects of Our Current Certificate of Incorporation, Our Current Bylaws and Certain Provisions of Delaware Law
Our current certificate of incorporation, our current bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of our common stock held by stockholders.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as our common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock. Additional shares that may be used in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
The Board may generally issue one or more series of preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.
One of the effects of the existence of authorized and unissued and unreserved common stock or preferred stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Business Combinations
In our current certificate of incorporation, we have not opted out of Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
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prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of voting stock outstanding at the time the transaction commenced, excluding certain shares; or

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at or subsequent to that time, the business combination is approved by our Board and by the affirmative vote of holders of at least two-thirds of the votes of our outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of the votes of our outstanding voting stock. For purposes of this provision, “voting stock” means any class or series of stock entitled to vote generally in the election of directors.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. This provision also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Removal of Directors; Vacancies
Under the DGCL, unless otherwise provided in our current certificate of incorporation, directors serving on a board may be removed by the stockholders with or without cause. Our current certificate of incorporation provides that any director may be removed from office by the stockholders, with or without cause, by the affirmative vote of the holders of a majority of the total voting power of all outstanding securities generally entitled to vote in the election of directors, voting together as a single class. However, pursuant to the Investor Rights Agreement, Ayar has the exclusive right to (i) remove its nominees from the Board, and we are required to take all necessary action to cause the removal of any such nominee at the request of Ayar and (ii) designate directors for election or appointment, as applicable, to the Board to fill vacancies created by reason of death, removal or resignation of its nominees to the Board, and we are required to take all necessary action to nominate or cause the Board to appoint, as applicable, replacement directors designated by Ayar to fill any such vacancies created pursuant to clause (i) or (ii) above as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee). In addition, our current certificate of incorporation provides that, without limiting the rights of any party to the Investor Rights Agreement, vacancies on the Board resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, except as otherwise required by law, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation, or removal. Our current certificate of incorporation provides that, subject to the Investor Rights Agreement, the number of directors constituting the Board can be fixed exclusively by one or more resolutions adopted from time to time solely by the affirmative vote of a majority of the Board.
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our current certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all of our directors.
Special Stockholder Meetings
Our current certificate of incorporation provides that special meetings of the stockholders may be called only by the Board acting pursuant to a resolution adopted by a majority of the Board. Our current bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals
Our current bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be properly brought before a meeting of our stockholders, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received by our secretary not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our current bylaws also specify requirements as to the form and content of a stockholder’s notice. Our current bylaws allow the chairperson of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also deter, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.
Stockholder Action by Written Consent
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our current certificate of incorporation provides otherwise. Our current certificate of incorporation precludes stockholder action by written consent at any time when Ayar and its permitted transferees beneficially own, in the aggregate, less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, other than certain rights that holders of our preferred stock may have to act by written consent.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the incident to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Exclusive Forum
Our current bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of Delaware law or our current certificate of incorporation or our current bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. These provisions do not apply to claims arising under the Securities Act, the Exchange Act, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Unless the

Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the forum provisions in our current bylaws. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable.
Limitation on Liability and Indemnification of Directors and Officers
Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s current certificate of incorporation provides for this limitation of liability.
Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’ s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.
The Company’s current certificate of incorporation provides that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.
We have entered into indemnification agreements with each of our directors and executive officers, and certain other officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers, and certain other officers, in the future.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of the Company’s current certificate of incorporation, the Company’s current bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, the Company shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board pursuant to the applicable procedure outlined in the indemnification agreements.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
The Company maintains and expect to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that the Company may make to such directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
The Company believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Our Transfer Agent
The transfer agent for our common stock is Equiniti Trust Company.
We have agreed to indemnify Equiniti Trust Company in its roles as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

PLAN OF DISTRIBUTION
We are registering the resale by the Selling Stockholder or their permitted transferees of 265,693,703 shares of our common stock.
We will not receive any of the proceeds from the sale of the securities by the Selling Stockholder. The aggregate proceeds to the Selling Stockholder will be the purchase price of the securities less any discounts and commissions borne by the Selling Stockholder.
The Selling Stockholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholder in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.
The securities beneficially owned by the Selling Stockholder covered by this prospectus may be offered and sold from time to time by the Selling Stockholder in one or more offerings. The term “Selling Stockholder” includes their permitted transferees who later come to hold any of the Selling Stockholder’s interest in the common stock in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Stockholder’s shares of common stock. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.
Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Stockholder reserves the right to accept and, together with our and its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Stockholder and any of its permitted transferees may sell the securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.
Subject to the limitations set forth in any applicable registration rights agreement, the Selling Stockholder may use any one or more of the following methods when selling the securities offered by this prospectus:
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purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

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ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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an over-the-counter distribution in accordance with the rules of the Nasdaq;

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through one or more underwritten offerings on a firm commitment or best efforts basis;

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settlement of short sales entered into after the date of this prospectus;

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agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

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in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices;

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at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

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directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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distribution to employees, members, limited partners or securityholders of the Selling Stockholder;

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by pledge to secure debts and other obligations;

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delayed delivery requirements;

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through a combination of any of the above methods of sale; or

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any other method permitted pursuant to applicable law.

There can be no assurance that the Selling Stockholder will sell all or any of the securities offered by this prospectus. In addition, the Selling Stockholder may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Stockholder, as applicable, has the sole and absolute discretion not to accept any purchase offer or make any sale of securities if we or they deem the purchase price to be unsatisfactory at any particular time.
The Selling Stockholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Stockholder.
With respect to a particular offering of the securities by us or of securities held by the Selling Stockholder, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:
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the specific securities to be offered and sold;

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the name of the Selling Stockholder;

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the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

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settlement of short sales entered into after the date of this prospectus;

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the names of any participating agents, broker-dealers or underwriters; and

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any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Stockholder.

In connection with distributions of the securities or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Stockholder. The Selling Stockholder may also sell the securities short and redeliver the securities to close out such short positions. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholder may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The Selling Stockholder may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our common stock is listed on the Nasdaq under the symbol “LCID.”
The Selling Stockholder may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions the Selling Stockholder will pay for solicitation of these contracts.
A Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Stockholder or borrowed from any Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholder in amounts to be negotiated immediately prior to the sale.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholder and any broker-dealer or agent regarding the sale of the securities by the Selling Stockholder. Upon our notification by a Selling Stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
In offering the securities covered by this prospectus the Selling Stockholder and any underwriters, broker-dealers or agents who execute sales for the Selling Stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
The underwriters, broker-dealers and agents may engage in transactions with the Selling Stockholder or perform services for the Selling Stockholder, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Stockholder and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Stockholder or any other person, which limitations may affect the marketability of the shares of the securities.
We will make copies of this prospectus available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholder may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Stockholder against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Stockholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.
Lock-up Agreements
Pursuant to the Subscription Agreement and subject to certain exceptions, Ayar is restricted from selling or transferring common stock held by it until December 22, 2023.
Additionally, following certain underwritten offerings of our equity securities, parties to the Investor Rights Agreement will also agree to a customary market stand-off period not to exceed 90 days.

SELLING STOCKHOLDER
This prospectus relates solely to the resale from time to time by the Selling Stockholder, or their permitted transferees, of 265,693,703 shares of common stock issued to Ayar pursuant to the Subscription Agreement.
Our registration of the shares of common stock covered by this prospectus does not mean that the Selling Stockholder will offer or sell, as applicable, any of the shares of common stock. The Selling Stockholder may offer and sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. The shares of common stock may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the shares of common stock, we will name them in a prospectus supplement. We provide more information about how the Selling Stockholder may sell the shares of common stock in the section entitled “Plan of Distribution.”
The following table sets forth, based on filings with the SEC, the name of the Selling Stockholder, the aggregate number of shares of common stock beneficially owned, the aggregate number of shares of common stock that the Selling Stockholder may offer pursuant to this prospectus and the number of shares of common stock beneficially owned by the Selling Stockholder after the sale of the shares of common stock offered hereby. The Selling Stockholder may have sold, transferred or otherwise disposed of some or all of their shares of common stock, or may have purchased additional freely-tradeable shares of common stock since providing us with this information. We have based percentage ownership on 2,289,276,510 shares of common stock outstanding as of September 30, 2023 and ownership information available as of that date.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all shares of common stock that they beneficially own, subject to community property laws where applicable.
We cannot advise you as to whether the Selling Stockholder will in fact sell any or all of such common stock. In addition, the Selling Stockholder may sell, transfer or otherwise dispose of, at any time and from time to time, common stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Stockholder will have sold all of the shares of common stock covered by this prospectus upon the completion of the offering and no other purchases or sales of our shares of common stock by the Selling Stockholder will have occurred.
Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock Are Sold
			Number	Percent
The Public Investment Fund(1)	1,374,700,298	265,693,703	1,109,006,595	48.44%

(1)
Based on the Schedule 13D/A filed with the SEC on June 26, 2023 by PIF. According to the Schedule 13D/A and information provided by PIF, PIF has sole voting power over 8,041,393 shares of common stock held directly by PIF, shared voting power over 1,366,658,905 shares of common stock held by Ayar and sole dispositive power over 1,374,700,298 shares of common stock held either by PIF or Ayar. Ayar is a wholly owned subsidiary of PIF. The Board of Directors of PIF has dispositive power over the shares held by PIF and Ayar. The Board of Directors of PIF, and, as managers of Ayar, each of Turqi Alnowaiser and Yasir Alsalman, has shared voting power over the shares held by Ayar. Neither Mr. Alnowaiser nor Mr. Alsalman has any pecuniary interest in the shares held by Ayar and each of Mr. Alnowaiser and Mr. Alsalman disclaims beneficial ownership of the shares held by Ayar. Shares offered by Ayar hereby include 265,693,703 shares issued to Ayar pursuant to the Subscription Agreement. The business address for PIF is The Public Investment Fund Tower, King Abdullah Financial District (KAFD), 1.16 Al Aqiq District, Riyadh, TO 13519, The Kingdom of Saudi Arabia.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a discussion of certain material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock, which we refer to as our securities. This discussion applies only to securities that are purchased from the Selling Stockholder pursuant to this prospectus, and to securities that are held as capital assets.
This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to U.S. federal estate and gift tax, alternative minimum tax or Medicare contribution tax considerations or any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction. Further, this discussion does not apply to you if you are a beneficial owner of securities subject to special rules, such as:
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our sponsor, founders, officers or directors;

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dealers or brokers in securities, commodities or foreign currencies;

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traders in securities that elect to apply a mark-to-market method of tax accounting;

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persons who are required to recognize income or gain no later than such income or gain is required to be reported on an applicable financial statement under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”);

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banks and certain other financial institutions;

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insurance companies;

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mutual funds;

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tax-exempt organizations;

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persons that actually or constructively own five percent (5%) or more (by vote or value) of our common stock;

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partnerships, S corporations or other pass-through entities or investors therein;

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regulated investment companies;

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real estate investment trusts;

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controlled foreign corporations;

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passive foreign investment companies;

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former citizens or residents of the United States;

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persons whose functional currency is not the U.S. dollar;

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persons who hold our securities as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment; or

•
persons who acquired our common stock pursuant to the exercise of employee stock options, through a tax qualified retirement plan or otherwise as compensation.

If a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes) owns our securities, the tax treatment of a partner or beneficial owner of the entity may depend upon the status of the partner or beneficial owner, the activities of the entity and certain determinations made at the partner or beneficial owner level. Partners and beneficial owners in partnerships or other pass-through entities that own our securities should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences applicable to them.
This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein (possibly with retroactive effect). We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. Prospective holders are urged to consult their tax advisors with respect to the particular tax consequences to them of owning and disposing of our securities, including the consequences under the laws of any state, local or non-U.S. jurisdiction.
Tax Consequences to U.S. Holders
This section applies to you if you are a U.S. Holder. You are a U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner our securities who or that is:
•
an individual who is a citizen or resident of the United States;

•
a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•
an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Distributions on our Common Stock
To the extent that we make a distribution of cash or other property (other than certain pro rata distributions of our common stock) in respect of our common stock, the distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital that reduces the adjusted tax basis of a U.S. Holder’s common stock, and to the extent the amount of the distribution exceeds a U.S. Holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “— Tax Consequences to U.S. Holders — Sale, Exchange or Other Taxable Disposition of our Common Stock”).
Sale, Exchange or Other Taxable Disposition of our Common Stock
Upon sales, exchanges or other taxable dispositions of our common stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of all other property received upon such disposition and (ii) such U.S. Holder’s adjusted tax basis in its common stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the common stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) generally are subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Information reporting requirements generally will apply to payments to a U.S. Holder of dividends on shares of common stock and the proceeds of a sale of common stock, unless the U.S. Holder is an exempt recipient (such as a corporation). Backup withholding (currently at a 24% rate) will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.
Tax Consequences to Non-U.S. Holders
This section applies to you if you are a “non-U.S. Holder.” You are a non-U.S. Holder if, for U.S. federal income tax purposes, you are a beneficial owner of our securities who or that is, for U.S. federal income tax purposes:

•
a non-resident alien individual, other than a former citizen or resident of the U.S. subject to U.S. tax as an expatriate;

•
a foreign corporation; or

•
an estate or trust that is not a U.S. Holder.

Taxation of Distributions
Distributions, other than certain pro rata distributions of our common stock made to a non-U.S. Holder, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, will be subject to U.S. federal withholding tax at a 30% rate, or a reduced rate specified by an applicable income tax treaty, subject to the discussion of FATCA (as defined below) withholding taxes below. In order to obtain a reduced rate of withholding under an applicable income tax treaty, a non-U.S. holder generally will be required to provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying its entitlement to benefits under the treaty.
Dividends paid to a non-U.S. holder that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) will not be subject to U.S. federal withholding tax if the non-U.S. holder provides a properly executed IRS Form W-8ECI. Instead, the effectively connected dividend income will generally be subject to regular U.S. income tax as if the non-U.S. holder were a U.S. person as defined under the Code. A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes receiving effectively connected dividend income may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate) on its effectively connected earnings and profits (subject to certain adjustments).
A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Sale, Exchange or Other Taxable Disposition of our Common Stock
Subject to the discussions of backup withholding and FATCA withholding tax below, a non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of our securities unless:
•
the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder in the United States (and, if required by an applicable tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. Holder in the United States), in which case the gain will be subject to U.S. federal income tax generally in the same manner as effectively connected dividend income as described above;

•
the non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case the gain (net of certain U.S.-source losses) generally will be subject to U.S. federal income tax at a rate of 30% (or a lower treaty rate); or

•
we are or have been a “U.S. real property holding corporation” (as described below) at any time within the five-year period preceding the disposition or the non-U.S. Holder’s holding period, whichever period is shorter, and certain exceptions do not apply.

We will be a U.S. real property holding corporation at any time that the fair market value of our “U.S. real property interests” (as defined in the Code and applicable Treasury regulations), equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business (all as determined for the U.S. federal income tax purposes). We believe that we are not, and do not anticipate becoming in the foreseeable future, a U.S. real property holding corporation.

Information Reporting and Backup Withholding
Distributions paid to a non-U.S. Holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of an applicable income tax treaty.
A non-U.S. Holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the United States or conducted through certain U.S.-related financial intermediaries, unless the non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding. The certification procedures required to claim a reduced rate of withholding under a treaty will generally satisfy the certification requirements necessary to avoid backup withholding as well.
Backup withholding is not an additional tax and the amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS in a timely manner.
FATCA Withholding Tax
Under Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”), payments of dividends on, and the gross proceeds of dispositions of, our securities paid to (i) a “foreign financial institution” (as specifically defined in the Code) or (ii) a “non-financial foreign entity” (as specifically defined in the Code) will be subject to a withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30%, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption from these rules applies. Under proposed U.S. Treasury regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed Treasury regulations until final Treasury regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or disposition of our securities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Tax Consequences to Non-U.S. Holders — Taxation of Distributions,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. holders should consult their tax advisors regarding the possible implications of this withholding tax on their investment in our securities.

LEGAL MATTERS
The validity of any securities offered by this prospectus will be passed upon for us by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses payable in connection with the offering of the securities being registered, all of which will be paid by the registrant (except any underwriting discounts and commissions and expenses incurred by the Selling Stockholder in disposing of the securities).
Amount to Be Paid
SEC registration fee		$158,826.38
FINRA filing fee		*
Printing expenses		*
Legal fees and expenses (including Blue Sky fees)		*
Accounting fees and expenses		*
Trustee and transfer agent and registrar fees and expenses		*
Miscellaneous		*
Total	$	*

*
To be provided in one or more prospectus supplements filed hereunder.

Item 15.   Indemnification of Directors and Officers
Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyal ty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s current certificate of incorporation provides for this limitation of liability.
Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceed i ng, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’ s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.
The Company’s current certificate of incorporation provides that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.
We have entered into indemnification agreements with each of our directors and executive officers, and certain other officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers, and certain other officers, in the future.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of the Company’s current certificate of incorporation, the Company’s current bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, the Company shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board pursuant to the applicable procedure outlined in the indemnification agreements.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
The Company maintains and expect to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that the Company may make to such directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
The Company believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Item 16.   Exhibits
(a)   The following exhibits are included or incorporated by reference in this registration statement on Form S-3:
Exhibit Number	Description
3.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed April 25, 2023)
3.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed March 3, 2023)
4.1	Specimen Class A Common Stock Certificate of Lucid Group, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 26, 2021)
4.2	Investor Rights Agreement, dated as of February 22, 2021, by and among Churchill Capital Corp IV, Ayar Third Investment Company, Churchill Sponsor IV LLC and the other parties named therein (incorporated by reference to Exhibit 10.1 to Churchill Capital Corp IV’s Current Report on Form 8-K filed February 22, 2021)
4.3	Amendment No. 1 to the Investor Rights Agreement, dated November 8, 2022, between Lucid Group, Inc., Ayar Third Investment Company and the other parties thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed November 8, 2022)
4.4	Amendment No. 2 to the Investor Rights Agreement, dated May 31, 2023, between Lucid Group, Inc., Ayar Third Investment Company and the other parties thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed June 5, 2023)
5.1^	Opinion of Davis Polk & Wardwell LLP
23.1^	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1 hereto)
23.2^	Consent of Grant Thornton LLP
24.1^	Power of Attorney (included in the signature page to this registration statement)
107^	Filing Fee Table

^
Filed herewith

Item 17.   Undertakings
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on the 7th day of November, 2023.
Lucid Group, Inc.
By:
/s/ Peter Rawlinson

Name:
Peter Rawlinson

Title:
Chief Executive Officer, Chief Technology Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Rawlinson, Sherry House and Benjamin Uy and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Peter Rawlinson Peter Rawlinson	Chief Executive Officer, Chief Technology Officer and Director (Principal Executive officer)	November 7, 2023
/s/ Sherry House Sherry House	Chief Financial Officer (Principal Financial Officer)	November 7, 2023
/s/ Gagan Dhingra Gagan Dhingra	Vice President of Accounting (Principal Accounting Officer)	November 7, 2023
/s/ Turqi Alnowaiser Turqi Alnowaiser	Director	November 7, 2023
/s/ Glenn R. August Glenn R. August	Director	November 7, 2023
/s/ Andrew Liveris Andrew Liveris	Director	November 7, 2023
/s/ Sherif Marakby Sherif Marakby	Director	November 7, 2023
/s/ Nichelle Maynard-Elliott Nichelle Maynard-Elliott	Director	November 7, 2023
/s/ Chabi Nouri Chabi Nouri	Director	November 7, 2023

Signature	Title	Date
/s/ Ori Winitzer Ori Winitzer	Director	November 7, 2023
/s/ Janet S. Wong Janet S. Wong	Director	November 7, 2023